Exhibit 99.1

Talkspace Reports 2021 Full Year and Fourth Quarter Results

Revenue grew 49% in 2021 to $114 million, driven by continued strong B2B performance

Completed B2B sessions grew 139% in 2021 versus the prior year

B2B eligible lives increased 75% in 2021 compared to the prior year

NEW YORK, February 22, 2022 – Talkspace, Inc. (Nasdaq: TALK), a leading virtual behavioral healthcare company, today reported 2021 full year and fourth quarter results as summarized below. All financial results refer to 2021 full year or fourth quarter and the applicable prior-year period unless otherwise stated.

	Three Months		Twelve Months
Periods ended December 31, 2021	Results	Variance from Prior Year	Results	Variance from Prior Year
(In thousands unless otherwise noted, unaudited)
Number of B2B eligible lives (in millions)	69	75%	69	75%
Number of active members [1]	55.6	11%	55.6	11%
Number of completed B2B sessions	81.6	52%	273.7	139%

Total revenue	$29,172	14%	$113,671	49%
Gross profit	$15,971	(5%)	$66,772	34%
Gross margin %	55%	~(1,000) bps	59%	~(700) bps
Operating expenses	$44,549	61%	$160,695	124%
Net income (loss)	$(21,068)	*	$(62,742)	*
Adjusted EBITDA [2]	$(17,565)	*	$(60,868)	*
Cash and cash equivalents	$198,256	*	$198,256	*

* = not meaningful

(1) Reflects active members at the end of the period.

(2) Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of Non-GAAP Results to GAAP Results.”

“We delivered revenue and gross profit growth in 2021, led by increasing demand for our B2B services, partially offset by a decline in our consumer business in the final months of the year,” said Chief Financial Officer Jennifer Fulk. “Importantly, we made progress on our near-term priorities as we continue to invest in growth initiatives and optimize our business mix, setting the stage for long term value creation.”

Full Year 2021 Key Performance Metrics

•
Revenue grew 49% to $114 million, driven primarily by business-to-business (“B2B”) growth in covered lives from health plan clients and new enterprise clients, along with increased business-to-consumer (“B2C”) member subscriptions, partially offset by an increase in revenue reserves on receivables of $4.1 million from existing health plan clients.
•
Gross profit grew 34% to $67 million. Gross margin declined to 59% due to a revenue mix shift toward B2B, a greater number of full-time therapists added to Talkspace’s network, and the revenue reserves referenced above.
•
Net loss was ($63) million, compared to a net loss of ($22) million in the prior year, driven primarily by higher customer acquisition costs and an increase in headcount, as well as stock-based compensation expense. This was partially offset by non-cash gains related to revaluation of warrant liabilities. Adjusted EBITDA loss was ($61) million, compared to ($18) million in the prior year.

Fourth Quarter 2021 Key Performance Metrics

•
Revenue grew 14% to $29 million, driven by an increase in covered lives from health plan clients and new enterprise clients, a higher number of completed B2B sessions, and a favorable revenue reserve on receivables from prior periods of $0.8 million. This was offset by B2C revenue decline of 15% due in part to reduced marketing spend. The $0.8 million revenue reserve favorably impacted revenue growth by 3 percentage points.
•
Gross profit declined 5% to $16 million, and gross margin declined to 55%, due to a revenue mix shift toward B2B and a greater number of full-time therapists added to Talkspace’s network, partially offset by the favorable revenue reserve allowance referenced above. The $0.8 million revenue reserve favorably impacted gross margin by 1.2 percentage points.
•
Net loss was ($21) million, compared to a net loss of ($11) million in the prior-year period, driven primarily by higher customer acquisition costs, employee-related expenses including one-time cash severance costs, and stock-based compensation. Adjusted EBITDA loss was ($18) million, compared to ($9) million in the prior-year period.

Conference Call, Presentation Slides, and Webcast Details

Visit investors.talkspace.com to view a presentation related to 2021 full year and fourth quarter results and business outlook and listen to a conference call scheduled to begin at 5:00 p.m. ET on Tuesday, February 22, 2022. The conference call can also be accessed by dialing (888) 660-0107 for U.S. participants or (409) 216-0599 for international participants (participant code 3365024). A replay will be available shortly after the call’s completion and remain available for approximately 90 days.

About Talkspace

Talkspace is a leading virtual behavioral healthcare company enabled by a purpose-built technology platform. As a digital healthcare company, all care is delivered through an easy-to-use and fully encrypted web and mobile platform, consistent with HIPAA and other state regulatory requirements.

Today, the need for care feels more urgent than ever. When seeking treatment, whether it’s psychiatry or adolescent, individual or couples therapy, Talkspace offers treatment options for almost every need. With Talkspace, members can send their dedicated therapists text, video, and voice messages anytime, from anywhere, and engage in live video sessions. As of December 2021, over 2 million people have used Talkspace, and 69 million lives were covered for Talkspace through insurance and employee assistance programs or other network behavioral health paid benefit programs.

For more information about Talkspace commercial relationships, visit https://business.talkspace.com/. To learn more about online therapy, please visit https://www.talkspace.com/online-therapy/. To learn more about Talkspace Psychiatry, please visit https://www.talkspace.com/psychiatry.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, achieving profitability, business strategy and plans, market opportunity and expansion and objectives of our management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast”, “future”, “intend,” “may,” “might”, “opportunity”, “plan,” “possible”, “potential,” “predict,” “project,” “should,” “strategy”, “strive”, “target,” “will,” or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: our history of losses; the rapid evolution of our business and the markets in which we operate; our ability to continue growing at the rates we have historically grown, or at all; the development of the virtual behavioral health market; COVID-19 and its impact on business and economic conditions; competition in our industry; and our relationships with affiliated professional entities to provide physician and other professional services. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 filed with the Securities and Exchange Commission (“SEC”), and our other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

Financial Disclosures

The financial results reported in this press release are unaudited and subject to change as additional information becomes available pending completion of the audit.

Contacts

For Investors:

Mike Lovell, Senior Director Investor Relations

515-771-1585

Mike.Lovell@Talkspace.com

Westwicke, an ICR Company

Bob East / Asher Dewhurst / Jordan Kohnstam

443-213-0500

TalkspaceIR@westwicke.com

Talkspace, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three months ended December 31,		Variance		Twelve months ended December 31,		Variance
	2021	2020	$	%	2021	2020	$	%
(in thousands, except percentages and per share data)
Consumer revenue	$16,471	$19,378	$(2,907)	(15.0)	$74,757	$61,586	$13,171	21.4
Commercial revenue	12,701	6,310	6,391	101.3	38,914	14,604	24,310	166.5
Total revenue	29,172	25,688	3,484	13.6	113,671	76,190	37,481	49.2
Cost of revenues	13,201	8,959	4,242	47.3	46,899	26,353	20,546	78.0
Gross profit	15,971	16,729	(758)	(4.5)	66,772	49,837	16,935	34.0
Operating expenses:
Research and development, net	3,896	2,256	1,640	72.7	15,919	9,583	6,336	66.1
Clinical operations	3,479	1,797	1,682	93.6	9,365	4,332	5,033	116.2
Sales and marketing	25,516	17,685	7,831	44.3	100,641	47,705	52,936	111.0
General and administrative	11,658	6,001	5,657	94.3	34,770	10,199	24,571	240.9
Total operating expenses	44,549	27,739	16,810	60.6	160,695	71,819	88,876	123.7
Operating loss	28,578	11,010	17,568	159.6	93,923	21,982	71,941	327.3
Financial (income) expense, net	(7,528)	110	(7,638)	*	(31,228)	364	(31,592)	*
Loss before taxes on income	21,050	11,120	9,930	89.3	62,695	22,346	40,349	180.6
Taxes on income	18	12	6	50.0	47	24	23	95.8
Net loss	$21,068	$11,132	$9,936	89.3	$62,742	$22,370	$40,372	180.5
Net loss per share (1):
Basic and Diluted	$0.14	$0.83	$(0.69)	(83.1)	$0.72	$1.67	$(0.95)	(56.9)
Weighted average number of common shares (1):
Basic and Diluted	152,467	13,391			86,776	13,359

* = not meaningful

(1) Prior period results have been adjusted to reflect the exchange of Old Talkspace’s common stock for Talkspace’s common stock at an exchange ratio of approximately 1.134140 in June 2021 as a result of the Business Combination.

Talkspace, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31,
(in thousands except share and per share data)	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$198,256	$13,248
Accounts receivable, net of allowance	5,512	5,914
Other current assets	9,562	1,515
Total current assets	213,330	20,677
Property and equipment, net	624	175
Deferred issuance cost	—	692
Intangible assets, net	3,436	5,195
Goodwill	6,134	6,134
Other long-term assets	82	—
Total assets	$223,606	$32,873
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$7,429	$7,901
Deferred revenues	7,186	5,172
Accrued expenses and other current liabilities	12,562	7,416
Total current liabilities	27,177	20,489
Warrant liabilities	4,070	—
Other long-term liabilities	86	—
Total liabilities	31,333	20,489
Commitments and contingencies
CONVERTIBLE PREFERRED STOCK:
Convertible preferred stock	—	111,282
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock (1)	15	1
Additional paid-in capital (1)	363,788	9,889
Accumulated deficit	(171,530)	(108,788)
Total stockholders’ equity (deficit)	192,273	(98,898)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$223,606	$32,873

(1) Prior period results have been adjusted to reflect the exchange of Old Talkspace’s common stock for Talkspace’s common stock at an exchange ratio of approximately 1.134140 in June 2021 as a result of the Business Combination.

Talkspace, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Years Ended December 31,
(in thousands)	2021	2020	2019
Cash flows from operating activities:
Net loss	$(62,742)	$(22,370)	$(29,086)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,973	379	59
Amortization of debt issuance costs	175	—	—
Warrant issuance cost and change in fair value	(31,784)	—	—
Stock-based compensation	27,405	2,977	3,404
Increase in accounts receivable	402	(5,017)	(840)
Increase in other current assets	(8,053)	(695)	(216)
Increase in accounts payable	503	2,561	3,277
Increase in deferred revenues	2,014	2,028	1,193
Increase in accrued expenses and other current liabilities	4,396	4,962	1,017
Net cash used in operating activities	(65,711)	(15,175)	(21,192)

Cash flows from investing activities:
Purchase of property and equipment	(663)	(126)	(138)
Acquisition of business	—	(10,685)	—
Purchase of an intangible asset	—	(939)	—
Proceeds from restricted long-term bank deposit	—	447	—
Net cash used in investing activities	(663)	(11,303)	(138)

Cash flows from financing activities:
Proceeds from reverse capitalization, net of transaction costs	249,334	—	—
Proceeds from issuance of convertible preferred stock, net	—	—	51,204
Proceeds from borrowings	6,000	—	—
Repayment of borrowings	(6,000)	—	—
Payment of debt issuance costs	(50)	—	—
Proceeds from exercise of stock options	2,098	94	297
Net cash provided by financing activities	251,382	94	51,501
Net increase (decrease) in cash and cash equivalents	185,008	(26,384)	30,171
Cash and cash equivalents at the beginning of the year	13,248	39,632	9,461
Cash and cash equivalents at the end of the year	$198,256	$13,248	$39,632

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. We believe that the use of adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison. A reconciliation is provided below for this non-GAAP financial measure to net loss, the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review our GAAP financial measure and the reconciliation of our non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities.

We calculate adjusted EBITDA as net loss adjusted to exclude (i) interest and other expenses (income), net, (ii) tax benefit and expense, (iii) depreciation and amortization (iv) stock-based compensation expense and (v) certain non-recurring expenses, where applicable.

Talkspace, Inc.

Reconciliation of Non-GAAP Results to GAAP Results

	For the Three Months Ended December 31,		For the Years Ended December 31,
(in thousands)	2021	2020	2021	2020
Net loss	$(21,068)	$(11,132)	$(62,742)	$(22,370)
Add:
Depreciation and amortization	515	324	1,973	379
Financial (income) expense, net (1)	(7,528)	110	(31,228)	364
Taxes on income	18	12	47	24
Stock-based compensation	6,821	1,908	27,405	2,977
Non-recurring expenses (2)	3,677	177	3,677	177
Adjusted EBITDA	$(17,565)	$(8,601)	$(60,868)	$(18,449)

(1) For the three months ended December 31, 2021, financial income, net primarily consisted of $7.9 million in gains resulting from the revaluation of warrant liabilities. For the twelve months ended December 31, 2021, financial income, net primarily consisted of $36.0 million in gains resulting from the revaluation of warrant liabilities, partially offset by $4.2 million in warrant issuance costs in connection with the close of the Business Combination.

(2) For the year ended December 31, 2021, non-recurring expenses primarily consisted of severance costs related to the separation of Oren Frank and Roni Frank, co-founders and former executives of the Company, in November 2021. For the year ended December 31, 2020, nonrecurring expenses consisted of legal expenses related to the acquisition of Lasting in November 2020.